Exhibit 99.1

SHL Group Holdings I Limited

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2012 and 2011

Contents

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Profit and Loss Account	2
Unaudited Condensed Consolidated Statement of Total Recognised Gains and Losses	2
Unaudited Condensed Consolidated Balance Sheet	3
Unaudited Condensed Consolidated Reconciliation of Movements in Shareholders’ Funds	3
Unaudited Condensed Consolidated Cash Flow Statement	4
Notes to the Unaudited Condensed Consolidated Financial Statements	5

SHL GROUP HOLDINGS 1 LIMITED

UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT

Six months ended 30 June 2012

		30 June 2012	30 June 2011
	Notes	£m	£m
Group turnover
Existing operations		67.3	46.4
Acquisitions		—	18.2

Total turnover – continuing operations	2	67.3	64.6

Cost of sales		(26.0)	(25.2)

Gross profit		41.3	39.4

Administrative expenses excluding exceptional items		(29.6)	(28.8)
Exceptional items	3	(2.9)	(5.2)

Total administrative expenses		(32.5)	(34.0)

Group operating profit
Existing operations		8.8	10.4
Acquisitions		—	(5.0)

Total operating profit – continuing operations	3	8.8	5.4

Interest receivable and similar income		1.7	—
Interest payable and similar charges		(8.7)	(11.8)

Net financing costs		(7.0)	(11.8)

Profit/(loss) on ordinary activities before taxation		1.8	(6.4)

Taxation on profit/(loss) on ordinary activities	4	(2.5)	(2.1)

Loss on ordinary activities after taxation		(0.7)	(8.5)

Equity minority interests	7	0.2	2.8

Loss for the period		(0.5)	(5.7)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Six months ended 30 June 2012

	30 June 2012 £m	30 June 2011 £m
Loss for the period	(0.5)	(5.7)
Unrealised gain on part disposal of SHL Group Holdings 3 Limited	—	36.0
Net exchange differences on the retranslation of net investments	(0.2)	0.8

Total gains and losses recognised since last financial statements	(0.7)	31.1

SHL GROUP HOLDINGS 1 LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

As of 30 June 2012

		30 June 2012 £m	31 December 2011 £m
	Notes
Fixed assets
Intangible assets—Goodwill		102.5	105.9
Tangible assets		9.2	10.0

		111.7	115.9

Current assets
Stock		0.3	0.3
Debtors		41.3	42.1
Cash and short term deposits		15.6	12.5

		57.2	54.9
Creditors: amounts falling due within one year		(76.4)	(59.9)

Net current liabilities		(19.2)	(5.0)

Total assets less current liabilities		92.5	110.9

Creditors: amounts falling due after more than one year		(133.7)	(151.1)

Provisions for liabilities		(0.2)	(0.3)

Net liabilities		(41.4)	(40.5)

Capital and reserves
Called up share capital		2.7	2.7
Profit and loss account		(43.0)	(42.3)

Shareholders’ deficit		(40.3)	(39.6)

Minority interests	7	(1.1)	(0.9)

Total capital employed		(41.4)	(40.5)

UNAUDITED CONDENSED CONSOLIDATED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

Six months ended 30 June 2012

30 June 2012
£m
Retained loss for the period	(0.5)

Exchange adjustments	(0.2)

Reduction in shareholders’ funds	(0.7)

Opening shareholders’ funds	(39.6)

Closing shareholders’ funds	(40.3)

SHL GROUP HOLDINGS 1 LIMITED

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Six months ended 30 June 2012

	Notes	30 June 2012 £m	30 June 2011 £m
Net cash inflow from operating activities		11.2	6.4
Return on investments and servicing of finance
Interest received		0.1	—
Interest paid		(1.9)	(2.3)

Net cash outflow from return on investments and servicing of finance		(1.8)	(2.3)

Taxation		(2.2)	(1.1)
Capital expenditure
Purchase of tangible fixed assets		(1.9)	(1.7)

Net cash outflow from capital expenditure		(1.9)	(1.7)

Acquisitions and disposals
Net overdraft acquired with subsidiary undertaking		—	(0.1)
Acquisition costs		—	(2.0)

Net cash outflow from acquisitions and disposals		—	(2.1)

Net cash inflow/(outflow) before use of financing		5.3	(0.8)

Net cash (outflow)/inflow from financing
Debt due within one year:
Repayment of secured loan		(2.2)	(15.4)
Debt due after more than one year:
New secured loans repayable from 2014		—	6.9
Expenses paid in obtaining finance		—	(0.4)

Net cash outflow from financing		(2.2)	(8.9)

Increase/(decrease) in cash in the period		3.1	(9.7)

Reconciliation of net cash flow to movement in net debt

(Increase)/ decrease in cash in the period	6	(3.1)	9.7
Cash outflow from increase in debt financing		(2.2)	(8.8)
Net debt acquired with PreVisor Inc		—	14.3
Non-cash adjustment for accrued interest		6.8	6.2
Translation differences		(1.2)	1.7

Movement in net debt in the period		0.3	23.1
Net debt at the start of the period		140.5	125.4

Net debt at the end of the period	6	140.8	148.5

SHL GROUP HOLDINGS 1 LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

The financial information included in these condensed consolidated financial statements has been prepared in accordance with UK Generally Accepted Accounting Practice (“UK GAAP”) as issued by the Accounting Standards Board (“ASB”). This interim condensed consolidated financial information is unaudited and has been prepared on the basis of accounting policies consistent with those applied in the consolidated financial statements for the year ended 31 December 2011.

2. SEGMENTAL INFORMATION

Turnover is attributable to the principal activities of the Group.

The analysis by geographical region is:

	30 June 2012 £m	30 June 2011 £m
Continental Europe	14.1	16.8
UK, Ireland & Overseas Distributors	13.1	13.6
Australia & New Zealand	7.9	8.0

	35.1	38.4

Americas including PDRI	24.0	19.6
Asia, Middle East & Africa	8.2	6.6

	67.3	64.6

The analysis by business segment is:

	30 June 2012 £m	30 June 2011 £m
SaaS turnover	36.7	34.8

Solutions Consulting	4.8	4.5
Solutions Training	3.8	4.4

SaaS and SaaS related turnover	45.3	43.7

Outsourced Assessment	9.6	10.1
PDRI	9.2	7.0
Other Product	3.2	3.8

	67.3	64.6

Software as a Service (“SaaS”) turnover relates to online product and licences turnover derived from assessment activity on our technology platforms. Solutions training and consulting is work performed for clients relating to their use of our online offering.

3. OPERATING PROFIT

	30 June 2012 £m	30 June 2011 £m
Operating profit is stated after charging/(crediting):
Depreciation	2.6	2.7
Amortisation	3.3	3.2
Profit on disposal of fixed assets	—	(0.1)
Operating lease rentals	1.9	1.9
Research and development expensed as incurred	1.6	1.7

Exceptional administrative costs (see below):
Transaction costs	0.8	1.1
Integration costs	0.7	4.1
IT insource costs	1.4	—

Total exceptional administrative costs	2.9	5.2

Transaction costs in 2012 relate to costs incurred by the Group to date in connection with the disposal of SHL Group Holdings 1 Ltd to CEB (note 11).

Integration costs in 2012 and 2011 are non-periodic fees, costs and expenses incurred by the Group in relation to reorganising, restructuring and integrating the acquisition of PreVisor Inc.

IT insource costs are costs incurred by the Group in relation to the migration of our IT infrastructure in-house.

4. TAXATION

Analysis of charge in period:

	30 June 2012 £m	30 June 2011 £m
UK corporation tax at 26.5% (2011: 28%):
Current tax on income for the period	(0.7)	—
Foreign tax
Current tax	(1.8)	(2.1)

Total current tax	(2.5)	(2.1)

Deferred tax:
Origination and reversal of timing differences	—	—

Taxation on loss on ordinary activities	(2.5)	(2.1)

The tax assessed for the period is higher than the standard rate of UK corporation tax of 26.5% (2011: 28%), primarily due to an amount of disallowed interest expense.

5. RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW

	30 June 2012	30 June 2011
	£m	£m
Operating profit	8.8	5.4
Depreciation, amortisation and impairment charges	5.9	5.9
Profit on disposal of fixed assets	—	(0.1)
Increase in stock	(0.1)	—
Decrease in debtors	0.3	1.3
Decrease in creditors	(3.7)	(6.1)

Cash inflow from operating activities	11.2	6.4

6. ANALYSIS OF NET DEBT

	At the beginning of the period	Cash Inflow/outflow from financing	Other non-cash adjustments	Translation differences	At 30 June 2012
	£m	£m	£m	£m	£m
Cash at bank and in hand	12.5	3.1	—	—	15.6

Debt due within one year	(2.4)	2.1	(23.3)	0.3	(23.3)
Debt due between 2 and 5 years	(150.6)	0.1	16.5	0.9	(133.1)

	(153.0)	2.2	(6.8)	1.2	(156.4)

Total	(140.5)	5.3	(6.8)	1.2	(140.8)

7. MINORITY INTERESTS

£m
At 1 January 2012	(0.9)

Profit on ordinary activities after taxation	(0.2)

At 30 June 2012	(1.1)

8. RELATED PARTY TRANSACTIONS

The Company has taken advantage of the exemption granted by Financial Reporting Standard 8 Related Party Disclosures, para 3(c) not to disclose transactions with other Group companies.

Directors’ transactions

Loans to directors

Two directors had unsecured LIBOR plus 4% loans, repayable on demand, outstanding during the period. The amount of the liabilities including interest to the Company at the beginning of the period was £nil, the maximum during the period was £21,240 and at the end of the period was £21,240.

9. CONTROLLING PARTIES

In the opinion of the directors, the Company and the Group were ultimately owned by investors whose investments are managed by HgCapital. The directors do not consider there to be an ultimate controlling party. On 2 August 2012, the Company was acquired by CEB (note 11).

10. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The Group's condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the consolidated net income, shareholders' equity and financial position of the Group are set out below.

Effect of differences between UK GAAP and US GAAP on loss after tax:

	Notes	30 June 2012	30 June 2011
		£m	£m
Loss for the period in accordance with UK GAAP		(0.5)	(5.7)
US GAAP adjustments:
Equity minority interest	(a)	(0.2)	(2.8)
Revenue recognition	(b)	0.3	(0.3)
Reversal of goodwill amortisation	(ci)	3.2	3.2
Amortisation of intangible assets	(cii)	(4.5)	(7.1)
Adjustment to the fair value of deferred revenue acquired with the PreVisor business	(ciii)	—	(2.9)
Write-off of transaction costs relating to the PreVisor acquisition	(civ)	—	(2.0)
Fair value movements relating to financial instruments	(d)	0.1	0.3
Capitalisation of borrowing costs net of amortisation	(e)	(0.1)	(0.1)
Deferred tax on above adjustments (excluding ci)	(fi)	(0.1)	1.1
Deferred tax recognised on intangible assets	(fii)	1.6	2.4
Other deferred tax	(fiv)	(0.4)	—
Income tax	(fv)	(0.4)	(0.2)

Net loss in accordance with US GAAP		(1.0)	(14.1)

Effect of differences between UK GAAP and US GAAP on net equity:

	Notes	30 June 2012	31 December 2011
		£m	£m
Net liabilities in accordance with UK GAAP		(41.4)	(40.5)

US GAAP adjustments:
Increase in deferred revenue	(b)	(5.1)	(5.3)
Goodwill	(ci), (ciii), (civ), (fii)	(54.0)	(56.6)
Intangible assets recognised under US GAAP	(cii)	69.9	74.6
Recognition of financial instruments at fair value	(d)	(0.5)	(0.6)
Increase in tangible fixed assets as a result of capitalisation of borrowing costs	(e)	0.6	0.7
Net deferred tax on (b), (c), (d) and (e)	(fi), (fii), (fiii)	(22.2)	(23.9)
Other deferred tax	(fiv)	4.6	5.1
Income tax provision	(fv)	(2.0)	(1.7)

Net liabilities in accordance with US GAAP		(50.1)	(48.2)

(a)	Minority interest

Under UK GAAP, minority interest is deducted in determining the loss for the period. Under US GAAP, minority interests (called non-controlling interests) are not deducted in arriving at net loss for the period. Instead the net loss for the period is allocated between the non-controlling interests and the parent company shareholders.

(b)	Revenue recognition

US GAAP contains more detailed requirements to be met in order to recognise revenue when compared with UK GAAP. This adjustment defers revenue relating to two areas:

(i)	Under UK GAAP, the Group recognises revenue derived from implementing on-line systems for customers when the implementation work is complete and accepted by the client. Under US GAAP, this revenue is deferred and recognised over the expected life of the customer relationship.

(ii)	Under UK GAAP, the Group recognises revenue on web-units sales when they are used or it is not expected that they will ever be used by the customer. Under US GAAP, the Group has adopted a policy of not recognising breakage and as a result, an adjustment is made to defer revenue previously recognised under UK GAAP.

(c)	Goodwill and intangible assets – capitalisation and amortisation

(i)	Under UK GAAP, goodwill is capitalised as an asset in business combinations and amortised over its useful economic life, which in the case of acquisitions made by the Group to date, is 20 years.

(ii)	Under US GAAP, it is necessary to fair value separately identifiable intangible assets and amortise them over their useful economic lives. Any remaining excess of the purchase price over the fair value of assets identified is recorded as goodwill, which is not amortised, but is annually tested for impairment.

On 16 November 2006, SHL Group Holdings 1 Limited acquired 100% of the share capital of SHL Group Limited for £102.3m. Separately identifiable intangible assets totalling £60.0m have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

On 11 January 2011, SHL Group Holdings 3 Limited, previously a 100% subsidiary of SHL Group Holdings 1 Limited, acquired all the issued share capital of PreVisor Inc. SHL Group Holdings 3 Limited issued 1.7m shares to Qwiz Holdings LLC, PreVisor Inc’s former parent, in consideration for the acquisition. Separately identifiable intangible assets totalling £53.4m have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

Under UK GAAP, goodwill arising on an acquisition is typically denominated in the currency of the acquirer, which in the case of the acquisitions to date was Sterling. Under US GAAP, goodwill and intangibles are recorded in the functional currency of the operations to which they relate.

The amounts are retranslated at each balance sheet date with the foreign exchange gain or loss being recorded directly within reserves.

(iii)	Under UK GAAP, deferred revenue acquired with PreVisor as recorded at an amount equal to the cash received in advance. Under US GAAP, deferred revenue acquired is recorded at the fair value of the obligation to deliver future services to the customer, resulting in an adjustment to reduce deferred revenue on acquisition by £4.4m and a corresponding adjustment to revenue during 2011.

(iv)	Acquisition costs of £2.0m relating to the PreVisor acquisition were capitalised within goodwill under UK GAAP. US GAAP does not permit capitalisation of acquisition costs and an adjustment to expense these to the income statement has been recorded during 2011.

(d)	Financial instruments and hedging

Under UK GAAP, the Group does not recognise derivatives at fair value on the balance sheet nor mark-to-market amounts in net income. Interest differentials on derivative instruments are charged to the profit and loss account as interest costs in the period in which they are realised. Monetary assets and liabilities denominated in foreign currencies that are hedged by a foreign currency derivative are translated using the contract rate in the hedging derivative.

Under US GAAP, hedge accounting is permitted only when, inter alia, the hedging relationship is documented formally. Derivatives that are not designated in a hedging relationship are recognised at fair value with gains and losses recognised in the profit and loss account. Since the Group had not formally documented its hedging relationship in accordance with US GAAP an adjustment is made to record the fair value of derivatives on the balance sheet with the movement in fair value recorded in the income statement each period.

(e)	Capitalised borrowing costs

Under US GAAP, the estimated amount of interest incurred in connection with the internally developed software is calculated by applying the interest rates applicable to borrowings outstanding during each applicable period. Upon completion of the asset, this amount is considered part of the deemed cost of software and is depreciated over the life of the related assets. All interest is expensed as incurred under UK GAAP.

(f)	Income taxes

(i)	In most cases, the adjustments described above generate a difference between the book and tax base of the relevant asset or liability. As a result, deferred taxes on such temporary differences are recognised under US GAAP.

(ii)	Deferred tax liabilities are recognised on intangible assets recorded as part of the purchase accounting for the Group’s acquisitions with a corresponding adjustment to goodwill. This adjustment records these deferred tax liabilities.

(iii)	A number of the deferred tax liabilities discussed in (fii) arise in subsidiary entities with non-Sterling functional currency. This adjustment records the foreign exchange gains and losses on those deferred tax liabilities.

(iv)	Under UK GAAP, deferred taxes on unremitted earnings of a subsidiary are only recognised if a dividend has been accrued as receivable on the balance sheet as of the reporting date or there is a binding agreement to make future distribution.

Under US GAAP, deferred taxes are presumptively recognised on unremitted earnings related to foreign subsidiaries unless there is sufficient evidence that the subsidiary will invest the undistributed earnings indefinitely. For a domestic subsidiary a deferred tax liability is recognised unless the investment in that subsidiary can be recovered in a tax free manner and management intends and expects to recover the investment in a tax free manner.

Under UK GAAP, deferred tax assets are recognised only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realising the assets. Under US GAAP, there is no accepted cap on the look-out period when the company has a history of profitability.

As a result of the accounting adjustments discussed in (i) above, a number of deferred tax liabilities were recognised. When a deferred tax liability is recognised in a particular tax jurisdiction, in some cases deferred tax assets not recognised under UK GAAP were recognised when those assets are likely to reverse in a similar time period and the same tax jurisdiction.

Under UK GAAP, deferred tax assets and liabilities are off-set across different tax jurisdictions and the net amount is presented with debtors, if a net asset, or with provision for liabilities, if a net liability. Under US GAAP, deferred taxes are classified in the balance sheet according to the classification of the balance sheet item to which they relate. Therefore deferred tax liabilities related to intangible assets are classified as long term liabilities. Deferred tax assets and liabilities are only off-set to the extent that they are short term or long term and are in the same tax jurisdiction.

(v)	Under UK GAAP, provisions for uncertain tax positions are recognised based upon the amounts expected to be paid. US GAAP requires entities to provide against all uncertain tax positions unless it is more likely than not (greater than 50%) that the taxing authorities will accept such a position. The measurement of the tax effects of positions that pass the recognition threshold is based on the largest amount that is greater than 50% likely to be realised.

(g)	PDRI

SHL, through its subsidiary SHL US Inc (“SHL US”, formerly PreVisor Inc), owns 100 percent of the shares in Personnel Decisions Research Institutes, Inc. (“PDRI”). PDRI performs services for various agencies of the US Government. A US company is considered to be under foreign ownership, control or influence (“FOCI”) when a foreign company has the power to direct matters affecting the management or operations of the company in a manner which may result in unauthorized access to classified information or may affect adversely the performance of classified contracts. A US company under FOCI is not security cleared to perform US governmental work (i.e. not eligible for facility security clearance) until the FOCI issue is mitigated.

As SHL was owned by non-US nationals, the Department of Defence (“DSS”) required that a Proxy Board be established to run PDRI in order to mitigate the FOCI issue and enable PDRI to continue to deliver the contracts it had with the various US Government agencies. The Proxy holders must satisfy certain conditions, including having no prior affiliation with SHL or its affiliates. In the event of an acquisition by a US based company, provided that there are no non-US intermediate holding companies in the group structure, management believes that it should be possible to dissolve the Proxy Board.

The initial Proxy Holders were chosen by SHL although subsequent appointments are made by the existing proxy holders or the US government. The Proxy Holders are directors of PDRI and have the right to appoint and remove any directors of PDRI at their sole discretion. The Proxy Holders direct the operations of PDRI although they are not able to sell any assets of the business or enter in any business combinations or disposals without the express approval of SHL.

The Proxy agreement specifies the powers that the Proxy Board is able to exercise with respect to its governance of PDRI. Under UK GAAP, SHL consolidates PDRI as a subsidiary because it is able in practice to exercise dominant influence over PDRI by virtue of the fact that it has veto rights over material changes to the operations of PDRI, for example PDRI’s ability to raise capital, invest in capital expenditure, acquire other businesses or the Proxy Board’s ability to liquidate PDRI.

Under US GAAP, PDRI meets the definition of a variable interest entity as the equity holders in PDRI as a group do not have the legal ability, through voting rights or similar rights, to direct the activities of PDRI that most significantly impact PDRI’s economic performance. SHL is not the primary beneficiary of PDRI because it does not have the power to direct the activities of PDRI that most significantly impact its economic performance. SHL’s legal rights do provide it with significant influence and therefore under US GAAP it accounts for its investment under the equity method.

This has no impact on net income and shareholders’ equity as reported under UK GAAP to that which would be reported under US GAAP; however, it does have an impact on the amounts reported in the profit and loss account and balance sheet.

Set out below are the amounts included in the consolidated financial statements under UK GAAP with respect to PDRI, which would be reported in a single line as “Share of equity method investee” in the profit and loss account and as a single line “Investment in equity method investee” in the balance sheet under US GAAP:

PROFIT AND LOSS ACCOUNT

Six months ended 30 June 2012

	30 June 2012	30 June 2011
	£m	£m
Total turnover	9.2	7.0
Cost of sales	(5.6)	(4.5)

Gross profit	3.6	2.5

Administrative expenses excluding exceptional items	(0.9)	(0.4)
Exceptional items	—	(0.1)

Total administrative expenses	(0.9)	(0.5)

Operating profit	2.7	2.0

Total operating profit – continuing operations	2.7	2.0

Profit on ordinary activities before taxation	2.7	2.0
Taxation on profit on ordinary activities	(1.0)	(0.8)

Profit on ordinary activities after taxation	1.7	1.2

BALANCE SHEET

As of 30 June 2012

	30 June 2012 £m	31 December 2011 £m
Fixed assets
Tangible assets	0.8	0.4

Current assets
Debtors	13.0	11.0
Cash and short term deposits	0.1	0.1

	13.1	11.1
Creditors: amounts falling due within one year	(5.3)	(4.6)

Net current assets	7.8	6.5

Total assets less current liabilities	8.6	6.9
Provisions for liabilities	(0.1)	—

Net assets	8.5	6.9

Certain of the US GAAP adjustments included in the reconciliation of loss for the period and net liabilities relate to PDRI. Under US GAAP, these adjustments would be included in the line “Share of equity method investee” in the profit and loss account and in the line “Investment in equity method investee” in the balance sheet under US GAAP. The tables below summarise the US GAAP adjustments attributable to PDRI:

Impact on GAAP reconciliation of deconsolidating PDRI

	30 June 2012 £m	30 June 2011 £m
Amortisation of intangible assets	(0.7)	(0.7)
Deferred tax recognised on intangible assets	0.3	0.3

	(0.4)	(0.4)

Impact on GAAP reconciliation of deconsolidating PDRI

	30 June 2012 £m	31 December 2011 £m
Goodwill	9.1	9.2
Intangible assets recognised under US GAAP	13.3	14.1
Net deferred tax on (b), (c), (e)	(5.3)	(5.6)

	17.1	17.7

(h) EXPLANATION OF UK GAAP—US GAAP DIFFERENCES NOT QUANTIFIED

Under UK GAAP, the Group’s financial statements include a cash flow statement in accordance with FRS 1 (revised 1996), “Cash Flow Statements”. This statement presents substantially the same information as that required under ASC 230, “Statement of Cash Flows”. ASC 230 only requires presentation of cash flows from operating, investing, and financing activities. Set out below, is a summary consolidated statement of cash flows presented using the captions under US GAAP:

	30 June 2012 £m	30 June 2011 £m
Net cash provided by operating activities	7.2	1.0
Net cash used in investing activities	(1.9)	(1.8)
Net cash used in financing activities	(2.2)	(8.9)
Net increase/(decrease) in cash and cash equivalents	3.1	(9.7)
Cash and cash equivalents at the start of the period	12.5	19.6
Foreign exchange	—	—

Cash and cash equivalents at the end of the period	15.6	9.9

Classification differences between UK and US GAAP

In addition to the differences between UK and US GAAP related to the recognition and measurement of transactions by the Group, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders’ equity.

Under UK GAAP, the balance sheets are presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity. Also under UK GAAP, the balance sheet is analysed between net assets and shareholders’ funds. Under US GAAP, the analysis is between total assets and total liabilities plus shareholders’ equity. Certain items which are disclosed in the notes under UK GAAP would be disclosed on the face of the balance sheet under US GAAP. Also, under US GAAP, debtors due after more than one year of £0.1m (2011: £0.3m) (included under current assets in the UK GAAP financial statements) would be classified under long term debtors.

Provisions for liabilities and charges

Provisions for liabilities and charges under UK GAAP include £0.3m (2011: £0.3m) that are due within one year and which would be reclassified to current liabilities under US GAAP.

Exceptional items

Under UK GAAP, exceptional items are material items that derive from events or transactions that fall within the ordinary activities of a reporting entity and which individually or, if of a similar type in aggregate, are required or expressly permitted to be disclosed by virtue of their size or incidence if the financial statements are to give a true and fair view. Details of the exceptional items are set out in Note 3.

Under US GAAP, all exceptional items would not have been separately presented.

11. POST BALANCE SHEET EVENTS

On 2 August 2012 The Corporate Executive Board Company (“CEB”) acquired the entire share capital of SHL Group Holdings 1 Limited for $660 million. As part of the acquisition the Group repaid its remaining bank debt of £36.3m and shareholder loans due to Hg Capital of £108.4m. Additionally, the Group settled its interest rate swap when the bank loans were repaid, with a loss on settlement of £0.6m.